(RULE 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to § 240.14a-12

LOOP INDUSTRIES, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Loop Industries, Inc.

480 Fernand-Poitras Terrebonne,

Quebec, Canada, J6Y 1Y4

__________________

NOTICE OF THE 2018 ANNUAL MEETING OF STOCKHOLDERS

Dear Stockholders:

The 2018 Annual Meeting of Stockholders (the ‘‘2018 Annual Meeting’’) of Loop Industries, Inc. (the ‘‘Company’’) will be held in the Saputo Hall at the Sheraton Laval Hotel, 2440 Laurentian Autoroute, Laval, QC H7T 1X5, Canada, on June 28, 2018 at 10:00 a.m. local time, for the purpose of considering and acting upon the following proposals:

(1)	To elect four members of the five-member Board of Directors to hold office until the next annual meeting of stockholders or until their respective successors have been elected and qualified;

(2)	To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending February 28, 2019;

(3)	To hold an advisory vote on executive compensation;

(4)	To hold an advisory vote on the frequency with which an advisory vote on executive compensation should be held; and

(5)	To transact such other business as may properly come before the meeting or any postponement or adjournment thereof.

We will be using the U.S. Securities and Exchange Commission rules that allow issuers to furnish proxy materials to their stockholders via the Internet. Pursuant to these rules, instead of mailing a printed copy of our proxy materials to each stockholder we have elected to provide access to our proxy materials over the Internet. Accordingly, with the exception of certain requesting stockholders who will receive printed copies of our proxy materials by mail, stockholders of record will receive a Notice of Internet Availability of Proxy Materials and may vote at the 2018 Annual Meeting and any postponements or adjournments of the meeting. We expect to mail the Notice of Internet Availability of Proxy Materials on or about May 18, 2018.

The Board of Directors has fixed the close of business on May 4, 2018 as the record date for determination of stockholders entitled to notice of, and to vote at, the 2018 Annual Meeting and at any postponements or adjournments thereof. A list of stockholders entitled to vote at the 2018 Annual Meeting will be available at the meeting being held in the Saputo Hall at the Sheraton Laval Hotel and for ten days prior to the 2018 Annual Meeting.

Our Annual Report on Form 10-K for the fiscal year ended February 28, 2018 accompanies this Notice of Annual Meeting of Stockholders and Proxy Statement. These documents may also be accessed on the Broadridge Financial hosted site www.proxyvote.com.

Please refer to the Proxy Statement for further information with respect to the business to be transacted at the 2018 Annual Meeting.

By Order of the Board of Directors,

Antonella Penta
Secretary

Terrebonne, Quebec

May 18, 2018

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PROXY STATEMENT

 _____________________

ANNUAL MEETING OF STOCKHOLDERS

June 28, 2018

 _____________________

This Proxy Statement is furnished in connection with the solicitation by Loop Industries, Inc. (the ‘‘Company’’) on behalf of the Board of Directors (the ‘‘Board’’ or the ‘‘Board of Directors’’) of proxies for use at our 2018 Annual Meeting of Stockholders to be held on June 28, 2018 at 10:00 a.m. local time, in the Saputo Hall at the Sheraton Laval Hotel, 2440 Laurentian Autoroute, Laval, QC H7T 1X5, Canada (the ‘‘2018 Annual Meeting’’). We intend to mail and make available this Proxy Statement and the accompanying form of proxy to stockholders on or about May 18, 2018.

EXPLANATORY NOTES

All monetary amounts shown in this Proxy Statement are expressed in United States dollars, unless otherwise expressly noted. Canadian dollars are referred to as ‘‘CAD’’. In various places throughout this proxy, we have assumed an exchange rate to convert any Canadian dollars into U.S. dollars of $1.00 U.S. = $0.78 CAD, which was the exchange rate as at May 4, 2018. We make no representation that the Canadian dollar or U.S. dollar amounts referred to in this proxy could have been converted into U.S. dollars or Canadian dollars, as the case may be, at any particular rate or at all.

We were previously a ‘‘smaller reporting company’’ under applicable Securities and Exchange Commission rules and regulations. As at the August 31, 2017 determination date, we met the definition of an ‘‘accelerated filer.’’ In accordance with SEC Release No. 33-8876, we are permitted to use the scaled disclosure requirements applicable to smaller reporting companies in this Proxy Statement. We will be transitioning to the disclosure requirements applicable to accelerated filers beginning with our Quarterly Report on Form 10-Q for the quarterly period ending May 31, 2018.

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VOTING RIGHTS

Each share of our common stock, par value $0.0001 per share (the ‘‘Common Stock’’), entitles the holder thereof to one vote on matters to be acted upon at the 2018 Annual Meeting, including the election of directors. Votes cast in person or by proxy at the 2018 Annual Meeting will be tabulated by Broadridge Financial Solutions, Inc., the Inspector of Elections. Any proxy that is returned using the form of proxy enclosed or voted by Internet according to the instructions included on the proxy card will be voted in accordance with the instructions thereon, and if no instructions are given, will be voted: (i) ‘‘FOR’’ the election of all of the director nominees as described in Proposal One; (ii) ‘‘FOR’’ ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm as described in Proposal Two; (iii) ‘‘FOR’’ the approval of the advisory resolution relating to our executive compensation as described in Proposal Three; (iv) ‘‘EVERY YEAR’’ for the frequency of the advisory vote on executive compensation as described in Proposal Four; and (v) if any other business is properly brought before the 2018 Annual Meeting, shares subject to proxies will be voted, to the extent permitted by the rules and regulations of the Securities and Exchange Commission, in accordance with the discretion of the persons voting such proxies. A stockholder may indicate on the enclosed proxy or its substitute that it is abstaining from voting on a particular matter (an ‘‘abstention’’). A broker may indicate on the enclosed proxy or its substitute that it does not have discretionary authority as to certain shares to vote on a particular matter (a ‘‘broker non-vote’’). Abstentions and broker non-votes are each tabulated separately.

The Inspector of Elections will determine whether or not a quorum is present at the 2018 Annual Meeting. In general, Nevada law and our By-laws provide that a majority of the shares issued and outstanding and entitled to vote, present in person or represented by proxy, constitutes a quorum. Abstentions and broker non-votes of shares that are entitled to vote are treated as shares that are present in person or represented by proxy for purposes of determining the presence of a quorum.

In determining whether a proposal has been approved, abstentions are treated as present in person or represented by proxy and entitled to vote, but not as voting for such proposal, and hence have the same effect as votes against such proposal, while broker non-votes are not treated as present in person or represented by proxy but not entitled to vote, and hence have no effect on the vote for such proposal.

RECORD DATE AND SHARE OWNERSHIP

Holders of record of Common Stock as at the close of business on May 4, 2018 have the right to receive notice of and to vote at the 2018 Annual Meeting. On May 4, 2018, we had issued and outstanding 33,769,909 shares of Common Stock.

PROXIES

Proxies for use at the 2018 Annual Meeting are being solicited by the Company from our stockholders. Any person giving a proxy in the form accompanying this Proxy Statement has the power to revoke it at any time before its exercise by (i) filing with the Secretary of the Company a signed written statement revoking his or her proxy or (ii) submitting an executed proxy bearing a date later than that of the proxy being revoked. A proxy may also be revoked by attendance at the 2018 Annual Meeting and the election to vote in person. Attendance at the 2018 Annual Meeting will not by itself constitute the revocation of a proxy.

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STOCKHOLDER PROPOSALS

Proposals of stockholders that are intended to be presented at our 2019 Annual Meeting of Stockholders must comply with the requirements of SEC Rule 14a-8 and must be received by us no later than Friday, January 18, 2019 in order to be included in our proxy statement and form of proxy relating to the meeting. A stockholder proposal or a nomination for director for our 2019 Annual Meeting of Stockholders that is not to be included in our proxy statement and form of proxy relating to the meeting must be received by us no earlier than Monday, March 4, 2019 and no later than Wednesday, April 3, 2019. Our By-laws require that certain information and acknowledgements with respect to the proposal or nomination be set forth in the stockholder’s notice. A copy of the relevant bylaw provision is available upon written request to Loop Industries, Inc., 480 Fernand-Poitras Terrebonne, Quebec, Canada J6Y 1Y4, Attention: General Counsel. Further, our Amended and Restated By-laws dated as at April 4, 2018 (the ‘‘By-laws’’) were filed as Exhibit 3.1 to our Current Report on Form 8-K, filed with the Securities and Exchange Commission (the ‘‘SEC’’) on April 10, 2018 and may be accessed through the SEC’s website at www.sec.gov/edgar. Information contained on, or that can be accessed through, our website is not intended to be incorporated by reference into this proxy statement and references to our website address in this proxy statement are inactive textual references only.

PROXY SOLICITATION COSTS

The expense of solicitation of proxies will be borne by the Company. In addition to solicitation of proxies by mail, certain officers, directors and Company employees, who will receive no additional compensation for their services, may solicit proxies by telephone or in person. We are required to request brokers and nominees who hold stock in their name to furnish this proxy material to beneficial owners of the stock and will reimburse such brokers and nominees for their reasonable out-of-pocket expenses in so doing.

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PROPOSAL ONE

ELECTION OF DIRECTORS

At the 2018 Annual Meeting, four directors will be elected to the Board. The Board of Directors has approved Shaun Higgins, Jay Stubina, Leslie Murphy and Laurence Sellyn as nominees for election at the 2018 Annual Meeting. Donald Danks, a current director and former member of the Audit Committee of the Board, will not stand for reelection to the Board at the Annual Meeting and will retire from the Board at the end of his current term as director. Immediately prior to the 2018 Annual Meeting, we expect that Daniel Solomita will be elected to the Board upon the affirmative vote of the sole holder of our Series A Preferred Stock, resulting in a total of five directors. Except as set forth below, unless otherwise instructed, the persons appointed in the accompanying form of proxy will vote the proxies received by them FOR the nominees named below, all of whom are presently directors of the Company. The term of office of each person elected as a director will continue until the next Annual Meeting of Stockholders or until a successor has been elected and qualified.

The following table sets forth, as at February 28, 2018, the names and ages of our directors and the principal offices and positions held by each person:

Name	Age	Title
Daniel Solomita(1)	42	President, Chief Executive Officer and Chairman of the Board of Directors
Donald Danks(2)	60	Director
Shaun Higgins	68	Director
Jay Stubina	57	Director
Leslie Murphy	66	Director, Chairman of the Audit Committee, Chairman of the Compensation Committee
Laurence Sellyn(3)	68	Lead Independent Director, Chairman of the Nominating and Governance Committee

______________

(1)	As at February 28, 2018, Mr. Solomita served as our Secretary and Treasurer. On May 11, 2018, Mr. Frank Zitella was appointed as our Treasurer and Ms. Antonella Penta was appointed as our Secretary.

(2)	Mr. Danks will not stand for reelection to our Board at the Annual Meeting.

(3)	Mr. Sellyn was appointed as a director and as Lead Independent Director on April 4, 2018.

Information Regarding Director to Be Elected by Holder of Our Series A Preferred Stock

Daniel Solomita, 42, has served as President and Chief Executive Officer and Chairman of the Board of Directors of Loop Industries since 2015. Mr. Solomita is also the Founder of the Company and the chief architect of the Company’s growth strategy and mission to disrupt the global plastics industry. As such, the Board of Directors considers Mr. Solomita as fully qualified to sit as Chairman of the Board of Directors. Mr. Solomita also served as the President, Secretary, Treasurer and sole Director of Loop Holdings, Inc., a wholly-owned subsidiary, from 2014 to March 2017, when Loop Holdings, Inc. merged with and into our Company. Prior to founding Loop, Mr. Solomita focused his business career on the circular economy, developing Polyamide landfill remediation projects across North America. From 2010 until 2014, Mr. Solomita served as board member and as President of Dragon Polymers, a company which operated as a nylon recycling business (currently doing business as Lead Innovation Corporation, OTC:LEIC). Since 2012, Mr. Solomita has been director and President of 8198381 Canada Inc., a company which also operated a nylon recycling business (8198381 Canada Inc. is no longer operational). Mr. Solomita attended Dawson College, in Quebec, Canada, where he obtained a degree in Business Administration in 1996. Mr. Solomita also attended Concordia University, where he studied Management Information Systems and obtained a degree in Microsoft System Engineering and Veritas Backup Architecture.

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Information Regarding the Nominees for Election as Directors

Shaun Higgins, 68, has served as a member of our Board of Directors since October 2017. Mr. Higgins retired from his role of President of Coca Cola Enterprises Europe in 2008. Since 2009, he has worked for Gerson Lehrman Group / The Expert Network as a beverage industry consultant to hedge funds and private equity groups. Since retiring, Mr. Higgins has also been active as an executive coach to senior corporate leaders, with a focus on early stage companies. Mr. Higgins has thirty years of global experience in the beverage industry, and five years’ experience in public accounting at Ernst & Young. He served in a number of senior level positions in the Coca Cola system before becoming President of Coca Cola Enterprises Europe, including serving as President and Chief Operating Officer of Coca Cola Canada, as Chief Strategist and Planning Officer, and as Chief Financial Officer of Coca Cola Enterprises. From 2011 to 2016, Mr. Higgins served on the Board, the Compensation Committee, and the Governance Committee, of ARYZTA AG, a Swiss public company. Mr. Higgins currently sits on a number of other private company boards. He received a BBA degree in Public Accounting from Pace University, and is a Certified Public Accountant and a Board Leadership Fellow of the National Association of Corporate Directors.

Jay Stubina, 57, has served as a member of our Board of Directors since 2016. In 1998, Mr. Stubina co-founded Continent8 Technologies, where he is currently responsible for company operations and sales. Continent8 Technologies operates data centers in Europe, North America and Asia. Mr. Stubina holds a Bachelor of Commerce degree, with a major in Accountancy, from Concordia University, of Montreal, Canada. Mr. Stubina obtained a Chartered Accountant certificate from McGill University, and maintains a Chartered Professional Accountant license in Canada. Mr. Stubina serves on our Audit and Compensation Committees. His experience running a business from 1998 to the present gives him the experience to be a valuable member of our Compensation Committee, and his experience serving as CFO of a real estate company from 1989-1998 gives him the experience necessary to be a valuable member of our Audit Committee. Mr. Stubina’s knowledge of and experience in finance, technology implementation in businesses and data management led to our conclusion that he should serve as a director in light of our business and structure.

Leslie Murphy, 66, has served as a member of our Board of Directors since 2017. Ms. Murphy currently serves as President and CEO of Murphy Consulting, Inc., a consulting firm specializing in corporate governance, enterprise risk management, culture enhancement and staff retention, where she has worked since January 2008. Ms. Murphy is a certified public accountant, former chair of the American Institute of Certified Public Accountants, and former Group Managing Partner of Plante & Moran, PLLC, a major independent registered public accounting firm. Ms. Murphy holds a BBA in Accounting from University of Michigan, and also serves on the Boards of Directors of publicly-traded Kelly Services, Inc. (NASDAQ:KELYA, KELYB) and Detroit Legal News (OTC:DTRL), and on the board of two private companies and several non-profit entities. Ms. Murphy is also a Board Leadership fellow with the NACD, a member of NACD’s Advisory Councils on Audit Committee Issues and Risk Oversight and a member of the AICPA Governing Council. The Board has determined that Ms. Murphy qualifies as an ‘‘audit committee financial expert’’ within the meaning of applicable SEC regulations and has the leadership skills to chair the Audit Committee and the Compensation Committee. Ms. Murphy’s analytical capability, understanding of the economics and strategic elements of business, and her expertise in audit, compensation and enterprise risk management are especially valuable to the Board.

Laurence Sellyn, 68, has served as a member of our Board of Directors since April 2018. Mr. Sellyn retired at the end of 2015 from a career in leadership roles in the management of public companies and is now active as a corporate director and as an advisor and consultant to entrepreneurial CEOs. He provides consulting services through his consulting firm, Par Seven Advisors Inc. Mr. Sellyn was Executive Vice-President, Chief Financial and Administrative Officer of Gildan Activewear Inc. from April 1999 until August 2015. From 1992 until 1999 he was Chief Financial Officer and Senior Vice President of Finance and Corporate Development of Wajax Inc. Previously Mr. Sellyn held successive positions of increasing responsibility at Domtar Inc., including serving as Corporate Controller from 1987 until 1991. Since 2013, Mr. Sellyn has served on the Board of Cascades Inc. (TSX: CAS), where he is Chair of the Corporate Governance and Nominating Committee and a member of the Audit and Finance Committee. He served as a Director and Lead Independent Director of Noble Iron Inc. (TSXV: NIR) from August 4, 2014 to August 11, 2016. Mr. Sellyn is a U.K. Chartered Accountant and holds a Master’s degree in Modern Languages and Literature from Oxford University. Mr. Sellyn has also been active on charitable and not-for- profit boards. Mr. Sellyn was elected as Lead Independent Director of Loop on April 4, 2018 and as Chair of the Corporate Governance Committee on May 11, 2018. Mr. Sellyn is considered by the Board to be fully qualified for these roles due to his experience in corporate finance and corporate governance as a senior executive and director of public companies and his history working with founding entrepreneurs.

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Information Regarding Directors Not Standing for Reelection

Donald Danks, 60, has served as a member of our Board of Directors since 2015. Mr. Danks has been a Managing Partner of Touchstone Advisors, Inc., a management consulting and advisory firm, since 2010. Mr. Danks was also a cofounder and served as the CEO of iMergent, Inc., an ecommerce software company listed on the AMEX, from January 2001 through November 2008. From 1995 to 1998, Mr. Danks was the cofounder and President of Prosoft Training, Inc., a NASDAQ listed company involved in Internet technology training, education and certification. From 1986 to 1994, Mr. Danks was the founder of Advantage Life Products, a NASDAQ SmallCap company. He held various management positions at the company, including chairman and CEO. Since 2012, Mr. Danks has been a director of Fanattac Inc., a private company. Additionally, since 2017, he has served as a director of Opti-Harvest, Inc., a private company. Mr. Danks holds a B.S. in Kinesiology from UCLA. Mr. Danks’ knowledge of and experience in creating, developing, funding, managing and growing startup and early stage companies led to our conclusion that he should serve as a director. As noted above, Mr. Danks will not stand for reelection to our Board at the Annual Meeting.

Required Vote & Recommendation of the Board

The nominees receiving a greater number of affirmative votes FOR his or her election than votes AGAINST his or her election shall be elected as directors. Unless marked to the contrary, proxies received will be voted ‘‘FOR’’ for each of the Board’s nominees. Abstentions and broker non-votes will not affect the outcome of the vote.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE ‘‘FOR’’ FOR EACH OF THE BOARD’S NOMINEES ON THE ELECTION OF THE FOREGOING NOMINEES TO SERVE AS DIRECTORS UNTIL THE NEXT ANNUAL MEETING OF STOCKHOLDERS.

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CORPORATE GOVERNANCE

Board of Director Meetings and Committees

The Board of Directors held a total of 8 meetings (including regular and special meetings) during the fiscal year ended February 28, 2018. Each director attended more than 75% of the aggregate number of meetings of the Board of Directors and the committees of the Board of Directors on which he or she served.

Controlled Company Status

Our shares of Common Stock are listed on the NASDAQ Stock Market. NASDAQ requires all of its listed companies to be in compliance with NASDAQ’s standards of corporate governance set forth in the NASDAQ Marketplace Rules (the ‘‘NASDAQ CG Rules’’), with certain exceptions. Companies that qualify as a ‘‘controlled company’’ within the meaning of the NASDAQ CG Rules can elect not to comply with certain NASDAQ CG Rules, or can choose to comply with these rules despite the presence of an exemption. Under NASDAQ CG Rules, ‘‘controlled companies’’ may elect not to comply with certain NASDAQ CG Rules, including:

•	requirements relating to oversight of director nominations, including having a nominating committee be composed entirely of independent directors;

•	requirements relating to oversight of executive compensation, including that having a compensation committee that is composed entirely of independent directors; and

•	the requirement that a majority of the members of the Board be independent.

As at February 28, 2018, Mr. Daniel Solomita controls a majority of the voting power of our outstanding Common Stock. Therefore, we qualify as a ‘‘controlled company’’ within the meaning of the NASDAQ CG Rules, and are not required to follow any of the above three NASDAQ CG Rules. We do not currently utilize the second and third exemptions, and we did not utilize them at any point in fiscal year 2018. We utilized the first of these exemptions until May of 2018, when we formed a Nominating and Governance Committee comprised entirely of Independent Directors that meet the applicable NASDAQ and SEC independence standards. Therefore, we do not anticipate utilizing any of these exemptions for the remainder of fiscal year 2019. The ‘‘controlled company’’ exception does not modify audit committee requirements of Rule 10A-3 under the Exchange Act and NASDAQ CG Rules or the requirement to have regulatory scheduled Board meetings at which only independent Directors attend.

Board Independence

The Board of Directors has determined that four of the five directors standing for reelection, Shaun Higgins, Leslie Murphy, Laurence Sellyn and Jay Stubina, qualify as independent directors. Donald Danks was determined to be an independent director for fiscal year 2018. We evaluated independence in accordance with the applicable NASDAQ Stock Market rules.

The Board’s Leadership Structure

The Board currently combines the role of Chairman and Chief Executive Officer. This is because of the unique role played by Daniel Solomita as the Founder, Chief Executive Officer and majority shareholder of the Company. The Board believes that Mr. Solomita is best situated to serve as Chairman because he is the director most familiar with our business and industry and is therefore best able to identify the strategic priorities to be discussed by the Board. The Board believes that combining the role of Chairman and Chief Executive Officer, in the current circumstances of the Company, facilitates information flow between management and the Board and fosters strategic development and execution. The Board has appointed Laurence Sellyn as the lead independent director. The lead independent director serves as the focal point for independent directors, coordinating feedback to the Chief Executive Officer on behalf of the independent directors regarding business issues and board management. The lead independent director and the other independent directors meet regularly without the Chief Executive Officer present.

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Committees of the Board of Directors

The Board of Directors has three standing committees: an Audit Committee, a Nominating and Governance Committee and a Compensation Committee. These committees meet regularly throughout the year and also hold special meetings or act by written consent from time to time as appropriate. The Board has delegated various responsibilities and authority to its committees as generally described below. The committees regularly report on their activities and actions to the Board. Each of these committees has adopted a written charter, which is reviewed annually. All members of the committees are appointed by the Board of Directors, and meet the independence requirements of the respective committees on which they serve. The Nomination and Corporate Governance Committee will evaluate the composition of the Audit Committee and the Compensation Committees for the remainder of fiscal year 2019 after the proposed election of directors is approved by the shareholders.

Audit Committee

The Audit Committee currently consists of Ms. Murphy and Messrs. Higgins and Stubina, each of whom is independent within the meaning of the requirements of the Sarbanes-Oxley Act of 2002, applicable SEC rules and the listing standards of the NASDAQ Stock Market. Mr. Danks previously served on our Audit Committee until his resignation from the Audit Committee on May 10, 2018 and from the Board effective as at this meeting. The Audit Committee held 5 meetings during the fiscal year ended February 28, 2018. Ms. Murphy serves as Chairman of the Audit Committee.

The Board of Directors has determined that Ms. Murphy is an audit committee financial expert as defined by Item 407(d)(5)(ii) of Regulation S-K of the Securities Exchange Act of 1934, as amended (the ‘‘Exchange Act’’). Ms. Murphy’s relevant experience includes service on public company boards since 2008, senior management positions at Plante & Moran, PLLC, and service as chair of the audit committees at Kelly Services, VSP Global and Detroit Legal News as well as various non-profit boards.

The Audit Committee oversees our accounting and financial reporting process and the audit of our financial statements and also assists the Board in monitoring our financial systems and legal and regulatory compliance. In accordance with the written Audit Committee Charter, the responsibilities of the Audit Committee include, among other things:

•	appointing, determining the compensation of, retaining and overseeing the work of our registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review, or attest services for us;

•	pre-approval of auditing and permissible non-audit services, and the terms of such services, to be provided by the independent registered public accounting firm;

•	evaluating the independence, qualifications and performance of our registered public accounting firm, including an annual review of a written report by our independent registered public accounting firm regarding the independent registered public accounting firm’s internal quality control procedures and various issues relating thereto;

•	reviewing our financial statements, including meeting with management and our independent registered public accounting firm to review and discuss our annual audited financial statements, quarterly financial statements, and related disclosures;

•	reviewing, approving, and monitoring related party transactions involving directors or executive officers;

•	addressing complaints received by us regarding accounting, internal accounting controls or auditing matters and procedures for the confidential, anonymous submission by our employees of concerns regarding questionable account or auditing matters;

•	periodically reviewing and meeting with management and the independent auditor to discuss the overall adequacy and effectiveness of our legal, regulatory and ethical compliance programs and reports regarding compliance with applicable laws, regulations and internal compliance programs;

•	meeting with management and, as appropriate, the independent auditors, to discuss the adequacy and effectiveness of our policies and practices regarding information technology risk management and the internal controls related to cybersecurity;

•	overseeing management’s processes for identifying, monitoring and addressing enterprise risks; and

•	reporting to the Board, including, among other things, any issues that arise with respect to the quality or integrity of our financial statements, compliance with legal or regulatory requirements, the performance and independence of the independent auditors, and the performance of the Audit Committee itself.

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The Audit Committee Report is included in this proxy statement. In addition, the Board adopted a Charter for the Audit Committee, a copy of which is available under Corporate Governance Documents in the Investors section of our Loop Industries website, and via the following hyperlink: http://www.loopindustries.com/assets/docs/Audit_Committee_Charter.pdf.

Compensation Committee

The Compensation Committee currently consists of Ms. Murphy, Mr. Higgins and Mr. Stubina, each of whom is (i) independent within the meaning of the listing standards of the NASDAQ Stock Market, (ii) a non-employee director within the meaning of Section 16 of the Exchange Act and (iii) an ‘‘outside’’ director within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended. The Compensation Committee held 2 meetings during the fiscal year ended February 28, 2018. Ms. Murphy serves as the Chairman of the Compensation Committee.

The Compensation Committee oversees our compensation policies, plans and programs. The Compensation Committee is responsible for, among other things:

•	establishing and periodically reviewing a general compensation strategy for the Company and its subsidiaries and overseeing the development and implementation of our compensation plans to ensure they are consistent with the general compensation strategy;

•	reviewing and discussing with management the risks arising from our compensation policies and practices for all employees that are reasonably likely to have a material adverse effect on the Company;

•	administering our equity-based plans;

•	periodically reviewing and recommending the compensation of our chief executive officer and other executive officers to the Board for its approval;

•	periodically reviewing and recommending the compensation to be paid for service on the Board and Board committees and for service as a chairperson of a Board committee and as lead independent director;

•	periodically reviewing and approving corporate goals and objectives relevant to compensation of our chief executive officer and other executive officers;

•	periodically evaluating the performance of our chief executive officer in light of such corporate goals;

•	oversight of regulatory compliance with respect to compensation matters affecting us;

•	conducting and presenting to the Board an annual self-performance evaluation of the Compensation Committee; and

•	reviewing and recommending to the Board our submissions to stockholders on executive compensation matters, and considering the results of stockholder advisory votes on executive compensation matters and the changes, if any, to our executive compensation policies, practices and plans that may be warranted as a result of any such vote.

The Board adopted a written charter for the Compensation Committee, a copy of which is available under Corporate Governance Documents in the Investors section of our Loop Industries website, and via the following hyperlink: http://www.loopindustries.com/assets/docs/LoopCompensationCommittee.pdf.

Nominating and Governance Committee

The Nominating and Governance Committee currently consists of Messrs. Sellyn and Higgins and Ms. Murphy, each of whom is independent within the meaning of the requirements of the Sarbanes-Oxley Act of 2002, applicable SEC rules and the listing standards of the NASDAQ Stock Market. Mr. Sellyn serves as the Chairman of the Nominating and Governance Committee. The Nominating and Governance Committee was formed in May 2018, after the conclusion of our fiscal year ended February 28, 2018. Therefore, the Nominating and Governance Committee held no meetings during the fiscal year ended February 28, 2018.

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The Nominating and Governance Committee considers and periodically reports to the full Board on matters relating to the governance of the Board. The Nominating and Governance Committee is responsible for, among other things:

•	reviewing the qualifications of, and recommending to the Board, proposed nominees for election to the Board, Board composition, and appointment to committees of the Board, consistent with criteria approved by the Board and subject to any commitments made by the Corporation by contract or in its certificate of incorporation;

•	developing, evaluating and recommending to the Board corporate governance practices applicable to the Company;

•	leading the Board in its annual performance review of the Board, its committees and management; and

•	assisting management to organize appropriate orientation for new directors.

The Board of Directors adopted a written charter for the Nominating and Governance Committee in May 2018, a copy of which is available under Corporate Governance Documents in the Investors section of our Loop Industries website, and via the following hyperlink: http://www.loopindustries.com/assets/docs/Nominating-and-Corporate- Governance-Committee-Charter.pdf.

Consideration of Director Nominees

Stockholder Nominees

The Nominating and Governance Committee will consider properly submitted stockholder nominations for candidates for membership on the Board of Directors as well as candidates recommended for consideration by the Nominating and Governance Committee as described below under ‘‘Identifying and Evaluating Nominees for Directors.’’ Any stockholder nominations must comply with the requirements of our By-laws and should include disclosure about whether the nominating shareholder or any member of a nominating shareholder group has been involved in any legal proceeding during the past ten years, as specified in Item 401(f) of Regulation S-K, all information relating to such nominee as would be required to be disclosed in solicitations of proxies for the election of such nominee as a director pursuant to Regulation 14A under the Exchange Act, such nominee’s written consent to be named in the proxy statement as a nominee and to serve as a director if elected, as well as a written statement executed by such nominee acknowledging that as a director of the Company, such nominee will owe a fiduciary duty under the Nevada Revised Statutes exclusively to the Company and its stockholders. In addition, stockholder nominations should be submitted within the time frame as specified under ‘‘Stockholder Proposals’’ above and addressed to: Loop Industries, Inc., Attention: General Counsel, 480 Fernand-Poitras, Terrebonne, Quebec, Canada J6Y 1Y4.

A stockholder that instead desires to merely recommend a candidate for consideration by the Nominating and Governance Committee shall direct the recommendation in writing to Loop Industries, Inc., Attention: General Counsel, 480 Fernand-Poitras Terrebonne, Quebec, Canada J6Y 1Y4, and must include the candidate’s name, home and business contact information, detailed biographical data and qualifications, information regarding any relationships between the candidate and the Company within the last three years and evidence of the nominating person’s ownership of our Common Stock.

Director Qualifications

In discharging its responsibilities to nominate candidates for election to the Board of Directors, the Nominating and Governance Committee has not specified any minimum qualifications for serving on the Board of Directors. We believe that our directors should have the highest professional and personal ethics and values, consistent with our values and standards. They should have broad experience at the policy-making level in business or banking. They should be committed to enhancing stockholder value and should have sufficient time to carry out their duties and to provide insight and practical wisdom based on experience. Their service on other boards of public companies should be limited to a number that permits them, given their individual circumstances, to perform responsibly all director duties for us. Each director must represent the interests of all stockholders. When considering potential director candidates, the Nominating and Governance Committee also considers the candidate’s character, judgment, diversity, age and skills, including financial literacy and experience in the context of our needs and the needs of the Board.

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Identifying and Evaluating Nominees for Directors

As a ‘‘controlled company’’ under the NASDAQ CG Rules, we are not required to maintain a nominating committee. Instead, our entire Board was responsible for recommending director candidates for election until we formed a Nominating and Governance Committee in May 2018. This was appropriate, in the opinion of the Board, because we are a ‘‘controlled company’’ under NASDAQ CG Rules, as a single investor, Daniel Solomita, holds over 50% of our outstanding Common Stock and the sole outstanding share of our Series A Preferred Stock and effectively controls the election of our directors through his effective voting control of the Company and his ability to designate a majority of the directors nominated to serve on our Board. Our Series A Preferred Stock has special rights that are set forth in our 10-K for fiscal year 2018, filed with the SEC on May 14, 2018. Prior to having a nominating committee, our Board authorized and directed all of the independent directors to search for and evaluate qualified individuals to become nominees for director and board committee members. The independent directors recommend candidates for nomination for election or reelection for each annual meeting of stockholders and, as necessary, to fill vacancies and newly created directorships, and evaluate candidates for appointment to and removal from committees. The independent directors operate in this capacity under authority granted by resolution of the Board, rather than by charter.

Prior to the formation of the Nominating and Governance Committee in May 2018, the Board has been identifying and evaluating nominees for our Board. The Nominating and Governance Committee utilizes a variety of methods for identifying and evaluating director nominees. Candidates may come to the attention of the Nominating and Governance Committee through current members of the Board of Directors, professional search firms, stockholders or other persons. These candidates are evaluated at regular or special meetings of the Nominating and Governance Committee and may be considered at any point during the year. As described above, the Nominating and Governance Committee will review properly submitted stockholder nominations and recommendations for candidates for the Board of Directors. Following verification of the stockholder status of persons proposing candidates, nominations and recommendations are aggregated and considered by the Nominating and Governance Committee. If any materials are provided by a stockholder in connection with the nomination or recommendation of a director candidate, such materials are forwarded to the Nominating and Governance Committee. The Nominating and Governance Committee also reviews materials provided by professional search firms or other parties in connection with a nominee who is not proposed by a stockholder.

Annual Meeting Attendance

Although we do not have a formal policy regarding attendance by members of the Board of Directors at our annual meetings of stockholders, directors are encouraged to attend our annual meetings. We did not hold an annual meeting of stockholders during 2017. However, our stockholders acted by written consent, and took the following actions: (1) set the size of our Board to be five directors; (2) appointed, ratified, and confirmed Daniel Solomita, Donald Danks, Brian Young, Jay Stubina and Leslie Murphy as members of our Board; and (3) approved our 2017 Equity Incentive Plan. We filed a Definitive Information Statement on Schedule 14C with the SEC on August 1, 2017 to document these actions.

Stockholder Communications with the Board of Directors

We have not implemented a formal policy or procedure by which our stockholders can communicate directly with our Board of Directors. Nevertheless, every effort has been made to ensure that the views of our stockholders are heard by the Board of Directors or individual directors, as applicable, and that appropriate responses are provided to our stockholders in a timely manner. We believe that we are responsive to stockholder communications, and therefore have not considered it necessary to adopt a formal process for stockholder communications with our Board. During the upcoming year, our Board will continue to monitor whether it would be appropriate to adopt such a process.

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Code of Ethics

On January 25, 2017, our Board approved and adopted a Code of Ethics (the ‘‘Code of Ethics’’) that applies to all of our directors, officers, and employees, including our principal executive officer and principal financial officer. The Code of Ethics addresses such individuals’ conduct with respect to, among other things, conflicts of interests; compliance with applicable laws, rules, and regulations; full, fair, accurate, timely, and understandable disclosure by us; competition and fair dealing; corporate opportunities; confidentiality; insider trading; protection and proper use of our assets; fair treatment; and reporting suspected illegal or unethical behavior. A copy of our Code of Ethics is available under Corporate Overview in the Investors section of our Loop Industries website, and via the following hyperlink: http://www.loopindustries.com/assets/docs/Code_of_Ethics.pdf. We will disclose on our website any amendments to or waivers from any provision of the Code of Ethics that applies to any of our directors or executive officers.

Indemnification Agreements

Each of our executive officers and directors have entered into an indemnification agreement, pursuant to which we have agreed to indemnify each such person for claims against each of them that may arise in connection with the performance of their respective duties as an officer or a director.

Rule 10b5-1 Trading Plans

Although no officers of the Company currently have a Rule 10b5-1 stock trading plan in place, officers may choose to enter into such plans from time to time in the future. These plans allow executives to adopt predetermined plans for trading shares of our Common Stock in advance of learning any material non-public information. The use of these trading plans permits diversification, retirement and tax planning activities. The transactions under the plans will be disclosed publicly through Form 4 filings with the SEC.

Board’s Role in Risk Oversight

The Board, and in particular the Audit Committee, has an active role, as a whole and also at the committee level, in overseeing management of Company risk. This role is one of informed oversight rather than direct management of risk. The Board regularly reviews and consults with management on strategic direction, challenges and risks that we face. The Board also reviews and discusses with management quarterly financial results and forecasts. The Audit Committee of the Board oversees management of financial risks, including investment and foreign currency fluctuation risk mitigation policies. The Compensation Committee of the Board is responsible for overseeing the management of risks relating to and arising from our compensation plans and arrangements. The Nominating and Governance Committee periodically reviews the risks arising from our corporate governance policies and practices, including the structure and performance of the Board, its committees and individual directors. The Nominating and Governance Committee also reviews and oversees the Company’s succession planning process for executive officers. These committees provide regular reports—generally on a quarterly basis—to the full Board.

Management has responsibility for the direct management and oversight of legal, financial and commercial compliance matters, which includes identifying areas of risk and implementing policies, procedures and practices to mitigate the identified risks. Additionally, the Chief Financial Officer and General Counsel provide regular reports to the Audit Committee concerning financial, tax and compliance related risks. Management also provides the Audit Committee with periodic reports on our compliance programs and efforts, investment policy and practices, and compliance with debt covenants. Management and our compensation consultant provide analysis of risks related to our compensation programs and practices to the Compensation Committee.

Compensation Risk Assessment

On May 10, 2018, the Compensation Committee and management considered whether our compensation programs for employees create incentives for employees to take excessive or unreasonable risks that could materially harm the Company. The Compensation Committee believes that our compensation programs are typical for our industry and that our compensation policies and practices do not create incentives to take excessive or unreasonable risk.

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Role of Compensation Consultant

The Compensation Committee has the authority to engage the services of outside consultants to assist in making decisions regarding the establishment of our compensation programs and philosophy. The Compensation Committee retained Pay Governance, LLC, a national compensation consulting firm, as its compensation consultant to advise the Compensation Committee with respect to non-employee director compensation, stock ownership guidelines, and CEO compensation. Material elements of the instructions or directions given to Pay Governance with respect to the performance of their duties under the engagement include: (i) review of the Compensation Committee charter and annual meeting calendar; (ii) review of the CEO pay package and recommended contract changes; (iii) development of recommended non-employee director compensation; (iv) assisting with market-based compensation analysis for new senior executives hired by the company; (v) review of the CD&A filing and an independent executive pay program risk assessment of compensation arrangements; and (vi) assisting with other matters as directed by the compensation committee. There is and has been no conflict of interest raised in our hiring of Pay Governance.

Compensation of Non-Employee Directors

The Board approved our Outside Director Compensation Policy in October 2017, which was amended and restated on April 4, 2018 and May 11, 2018, to compensate each non-employee director for his or her service (the ‘‘Amended and Restated Outside Director Compensation Policy’’). Our Board has the discretion to revise non-employee director compensation as it deems necessary or appropriate. Under our Amended and Restated Outside Director Compensation Policy, non-employee directors will receive compensation in the form of equity and cash, as described below:

Cash Compensation. All non-employee directors will be entitled to receive the following cash compensation for their services:

•	$15,000 per year for service as chairman of the audit committee;

•	$15,000 per year for service as chairman of the compensation committee;

•	$15,000 per year for service as chairman of the nominating and governance committee;

•	$30,000 per year for service as the lead independent director.

Each annual cash retainer under this Policy will be paid quarterly in arrears on a prorated basis to each non-employee director who has served in the relevant capacity at any point during the immediately preceding fiscal quarter, and such payment shall be made no later than thirty (30) days following the end of such immediately preceding fiscal quarter.

Equity Compensation. Nondiscretionary, automatic grants of restricted stock units will be made to our non-employee directors on an annual basis as described below.

Annual Awards. Subject to Section 11 of the Amended and Restated Outside Director Compensation Policy, each non-employee director automatically will be granted a Restricted Stock Unit Award (an ‘‘Annual Award’’) with a Value of $150,000, provided that the number of Shares covered by each Annual Award will be rounded down to the nearest whole Share, which grant will be effective on the date of each annual meeting of stockholders (each, an ‘‘Annual Meeting’’), beginning with the first Annual Meeting following October 16, 2017; provided that any non-employee director who is not continuing as a Director following the applicable Annual Meeting will not receive an Annual Award with respect to such Annual Meeting. Subject to Sections 5 and 14 of the Amended and Restated Outside Director Compensation Policy, each Annual Award will vest as to 100% of the Shares subject thereto upon the earlier of the one (1) year anniversary of the grant date or the day prior to our next Annual Meeting occurring after the grant date, in each case, provided that the non-employee director continues to serve as a non-employee director through the applicable vesting date.

Notwithstanding the previous paragraph, an Annual Award has been granted to each non-employee director for 2017 (the ‘‘2017 Annual Award’’), but such 2017 Annual Award will have a Value pro-rated based on the number of calendar days that the non-employee director was scheduled to be a member of the Board during the period beginning June 1, 2017 and ending May 31, 2018. The 2017 Annual Award will vest as to 100% of the Shares on May 31, 2018, provided that the non-employee director continues to serve as such through the applicable vesting date. ‘‘Value’’ for this purpose means, with respect to a full value award, the average of the closing trading prices of a Share for the 30-trading days ending on the trading day prior to the grant date.

Travel Expenses. Each non-employee director’s reasonable, customary and properly documented travel expenses to attend Board meetings will be reimbursed by the Company.

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Fiscal 2018 Non-Employee Director Compensation Table

The following table sets forth a summary of the compensation received by our non-employee directors who received compensation during our fiscal year ended February 28, 2018:

Name and Principal Position	Fees earned or paid in cash ($)	Stock Awards ($)		Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Donald Danks			$150,000		$		$		$150,000
Shaun Higgins			$97,406		$		$		$97,406
Jay Stubina			$150,000		$		$		$150,000
Leslie Murphy	$30,000		$137,667		$		$		$167,667
Laurence Sellyn(1)		$			$		S	S

_____________

(1)	In connection with his appointment to the Board and his role as Lead Independent Director, Mr. Sellyn will receive a $30,000 cash grant for fiscal 2019 paid quarterly in arrears, with proration waived, a grant of 1,695 RSUs, which will vest in full on May 31, 2018, and a grant of 25,000 RSUs, which will vest in increments of 5,000 shares per year in arrears on May 31 of each year, with the grant fully vesting on May 31, 2023, subject to continued service as Director through the applicable vesting date.

Directors who are also our employees receive no additional compensation for their service as directors. During fiscal year 2018, Daniel Solomita, one of our directors, also has been serving as one of our employees. See ‘‘Executive Compensation—Fiscal 2018 Summary Compensation Table’’ for additional information about the compensation for Mr. Solomita.

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EXECUTIVE OFFICERS

The following table identifies certain information about our executive officers as at February 28, 2018. Our executive officers are appointed by, and serve at the discretion of, our Board. Each of our executive officers holds office until his successor is duly elected and qualified or until his earlier resignation or removal in accordance with our By-laws, absent an employment agreement. There are no family relationships among any of our directors or executive officers.

Name	Age	Title
Daniel Solomita(1)	42	President, Chief Executive Officer and Chairman of the Board of Directors
Frank Zitella(1)	53	Chief Financial Officer, Treasurer
Antonella Penta(1)	44	Vice President, General Counsel, Secretary
Nelson Switzer(2)	44	Chief Growth Officer

(1)	As at February 28, 2018, Mr. Solomita served as our Secretary and Treasurer. On May 11, 2018, Mr. Frank Zitella was appointed as our Treasurer and Ms. Antonella Penta was appointed as our Secretary.

(2)	On May 14, Mr. Nelson Switzer joined the Company as Chief Growth Officer.

Daniel Solomita, 42, has served as President and Chief Executive Officer and Chairman of the Board of Directors of Loop Industries since 2015. Mr. Solomita is also the Founder of the Company and the chief architect of the Company’s growth strategy and mission to disrupt the global plastics industry. As such, the Board of Directors considers Mr. Solomita as fully qualified to sit as Chairman of the Board of Directors. Mr. Solomita also served as the President, Secretary, Treasurer and sole Director of Loop Holdings, Inc., a wholly-owned subsidiary, from 2014 to March 2017, when Loop Holdings, Inc. merged with and into our Company. Prior to founding Loop, Mr. Solomita focused his business career on the circular economy, developing Polyamide landfill remediation projects across North America. From 2010 until 2014, Mr. Solomita served as board member and as President of Dragon Polymers, a company which operated as a nylon recycling business (currently doing business as Lead Innovation Corporation, OTC:LEIC). Since 2012, Mr. Solomita has been director and President of 8198381 Canada Inc., a company which also operated a nylon recycling business (8198381 Canada Inc. is no longer operational). Mr. Solomita attended Dawson College, in Quebec, Canada, where he obtained a degree in Business Administration in 1996. Mr. Solomita also attended Concordia University, where he studied Management Information Systems and obtained a degree in Microsoft System Engineering and Veritas Backup Architecture.

Frank Zitella, 53, has served as our Chief Financial Officer since 2017 and as our Treasurer since May 11, 2018. Mr. Zitella has close to 30 years of finance, accounting, strategic and corporate tax planning experience, most recently serving as the Vice President and Chief Financial Officer of DST Health Solutions, Inc., a subsidiary of SS&C Technologies Holdings, Inc. (Nasdaq: SSNC) providing advisory, technology and operations outsourcing to the healthcare industry, where he worked from September 2006 until November 2017. Prior to 2006, Mr. Zitella worked for International Financial Data Services (IFDS), a joint venture between State Street Bank and DST Systems, Inc. From 1994 to 1998, Mr. Zitella was a senior manager with PricewaterhouseCoopers where he worked on several significant transactions and a series of public and private company audits. From 1992 to 1993, Mr. Zitella served with the Coca-Cola Beverages Internal Audit Function. Mr. Zitella received his Graduate Diploma in Public Accountancy from McGill University in 1991 and his Bachelor of Commerce from Concordia University in 1988.

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Antonella Penta, 44, has served as our Vice President and General Counsel since 2017 and as our Secretary since May 11, 2018. From January 2014 to October 2017, Ms. Penta was a partner at Osler, Hoskin & Harcourt LLP, a leading Canadian business law firm where she served as Canadian corporate counsel to numerous companies, including Loop Industries. From 2001 to 2014, Ms. Penta worked for Heenan Blaikie LLP, a Canadian law firm, where she made partner in 2011. Ms. Penta’s private practice focused on private company mergers and acquisitions as well as private equity and venture capital transactions, each in a wide range of industries including information technology, aviation, healthcare, manufacturing and retail. She also advised clients on other corporate and commercial matters including entity formation, initial capitalization, the drafting of shareholder agreements and on other general commercial matters. Ms. Penta also has a vast experience in matters relating to the privacy and protection of personal information in the private sector and has advised on issues related to privacy compliance in the private sector, including drafting policies, advising on best practices and conducting privacy audits. She serves on the board of two not-for-profit organizations. Ms. Penta received two law degrees from the University of Ottawa: her LL.L degree in 1997 and her LL.B in 1998. She received her DEC degree from Marianopolis College in 1993. Ms. Penta is a member of the Ontario and Quebec bars.

Nelson Switzer, 44, was appointed as the Company’s Chief Growth Officer in May 2018. Mr. Switzer was most recently a corporate officer of Nestlé Waters North America (NWNA) from December 2015 through May 2018. As Vice President and Chief Sustainability Officer at NWNA, Nelson reported to the Chief Executive Officer and was responsible for the company’s approach to water stewardship, responsible packaging, community relations and investment and stakeholder engagement. Nelson brings nearly 20 years of experience working in the public and private sectors at both the local and international level, specializing in sustainable development, stakeholder engagement and business management. From 2010 through 2015, Nelson was Director and Leader of Sustainable Business Solutions at PwC where he designed and led a premium sustainability, business and stakeholder engagement management advisory practice. Nelson has also served as Head of Corporate Responsibility at Centrica plc NA from 2008 to 2010 and Senior Manager of Environmental Affairs at the Royal Bank of Canada from 2006 to 2008. Mr. Nelson has held adjunct positions with the University of Waterloo from 2011 to 2013 and executive in residence status at Ivey School of Business from 2014 to 2016. Mr. Switzer holds a Master of Engineering from the University of Toronto, and a Bachelor of Science from the University of New Brunswick.

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EXECUTIVE COMPENSATION

Processes and Procedures for Compensation Decisions

Our Compensation Committee is responsible for the executive compensation programs for our executive officers and reports to our Board on its discussions, decisions and other actions. Our Compensation Committee reviews and approves corporate goals and objectives relating to the compensation of our Chief Executive Officer, evaluates the performance of our Chief Executive Officer in light of those goals and objectives and determines and approves the compensation of our Chief Executive Officer based on such evaluation. Our Compensation Committee has the sole authority to determine our Chief Executive Officer’s compensation. In addition, our Compensation Committee, in consultation with our Chief Executive Officer, reviews and approves all compensation for the other officers and directors. Our Chief Executive Officer also make compensation recommendations for our other executive officers and initially propose the corporate and departmental performance objectives under our Executive Incentive Compensation Plan to the Compensation Committee.

The Compensation Committee is authorized to retain the services of one or more executive compensation and benefits consultants or other outside experts or advisors as it sees fit, in connection with the establishment of our compensation programs and related policies.

Management Changes since the end of our last completed fiscal year

Mr. Cesar Contla served as our Chief Financial Officer and Principal Financial and Accounting Officer from July 5, 2016 until March 30, 2017. Ms. D. Jennifer Rhee served as our Chief Financial Officer and Principal Financial and Accounting Officer from April 3, 2017 until October 19, 2017. On November 8, 2017, Mr. Frank Zitella became our Chief Financial Officer and Principal Financial and Accounting Officer.

Fiscal 2018 Summary Compensation Table

The following table sets forth, for the period indicated, the compensation earned, paid to, or received by the Company to the Named Executive Officers during fiscal 2018 and fiscal 2017.

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)		Option Awards ($)(1)		Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)		Total ($)
Daniel Solomita (2)	2018	$189,540	$		$800,000	$		$	$		$13,000	$1,002,540
Chief Executive Officer	2017	$180,000	$	$		$		$	$		$18,000	$198,000

Frank Zitella (3)	2018	$68,040	$	$		$		$	$	$		$68,040
Chief Financial Officer

Antonella Penta (4).	2018	$92,700	$	$			$1,119,513	$	$	$		$1,212,212
Vice President, General Counsel

D. Jennifer Rhee (5)	2018	$141,744	$	$		$		$	$		$89,700	$231,444
Former Chief Financial Officer

Cesar Contla (6)	2018	$25,074	$	$			$31,211	$	$		$13,650	$69,935
Former Chief Financial Officer	2017	$56,620	$	$			$15,056	$	$	$		$72,226

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(1)	The amounts reported in this column do not reflect the compensation actually received by the Named Executive Officer. For valuation purposes, the dollar amount shown represents the aggregate award date fair value of awards made in fiscal years ended February 28, 2018 and 2017, computed in accordance with FASB ASC Topic 718, ‘‘Stock Compensation’’. The number of shares granted, the grant date, and the market price of such shares for each Named Executive Officer is set forth under Notes 6 and 7 of the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for fiscal 2018 filed with the SEC on May 14, 2018.

(2)	The Compensation Committee is currently evaluating adjustments to Mr. Solomita’s cash compensation for fiscal 2019 to align him better with our benchmark group of companies and the market in general.

(3)	Began serving as Chief Financial Officer on November 8, 2017.

(4)	Began serving as Vice President and General Counsel on October 9, 2017.

(5)	Served as Chief Financial Officer from April 3, 2017 until October 19, 2017.

(6)	Served as Chief Financial Officer from July 5, 2016 until March 30, 2017.

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Narrative Disclosure to Summary Compensation Table

The following is a narrative discussion of the information that we believe is necessary to understand the information disclosed in the foregoing Summary Compensation Table with respect to the fiscal years ended February 28, 2018 and February 28, 2017.

Executive Employment Agreements

Mr. Daniel Solomita

On June 29, 2015, we entered into an employment agreement, with no term, with Daniel Solomita, our President and Chief Executive Officer, such agreement referred to as the Solomita Employment Agreement. On February 15, 2016, we amended the employment agreement, pursuant to which, we issued to Mr. Solomita one share of our Series A Preferred Stock in exchange for Mr. Solomita agreeing not to terminate his employment with us for a period of five years from the date of the amendment.

Pursuant to the Solomita Employment Agreement, Mr. Solomita receives an annual base salary of $180,000 and participates in our employee benefit plans. In addition, Mr. Solomita is entitled to receive an annual bonus pursuant to a unique or general plan established by us.

In addition, Mr. Solomita is eligible to receive a bonus of up to 4,000,000 shares of Common Stock, of which, Mr. Solomita has already earned 1,000,000 shares. The shares have not yet been issued. The remaining 3,000,000 shares of Common Stock will vest upon the occurrence of certain milestones as follows:

•	1,000,000 shares will be issued to Mr. Solomita when the Company executes a contract for a minimum quantity of 25,000 MT of PTA/MEG or PET;

•	1,000,000 shares will be issued to Mr. Solomita when the Company’s first full-scale production facility is in commercial operation; and

•	1,000,000 shares will be issued to Mr. Solomita when the Company’s second full-scale production facility is in commercial operation.

In lieu of shares, Mr. Solomita may elect to receive restricted stock units with a future vesting date, options or warrants to purchase the same number of shares with no or a nominal exercise price.

In the event of a ‘‘Change of Control’’ (as defined in the Solomita Employment Agreement), all of Mr. Solomita’s unvested options, shares, or other equity will immediately vest, and Mr. Solomita will be entitled to a one-time lump sum payment equal to 12 months of his then-current base salary.

If Mr. Solomita’s employment is terminated by the Company or a successor entity without ‘‘Cause’’ (as defined in the Solomita Employment Agreement) or by Mr. Solomita’s ‘‘Resignation for Good Reason’’ (as defined in the Solomita Employment Agreement) prior to a Change of Control or more than 12 months following a Change of Control, Mr. Solomita will receive: (i) continued payment of his base salary for a period equal to 24 months plus an additional month per completed year of service, to a maximum of 36 months, such period the Salary Continuance Period, (ii) continued benefit coverage (including, if applicable, reimbursement of his premium cost for continuation coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, or the California Continuation of Benefits Replacement Act of 1997, as amended, whichever is applicable) for the lesser of the Salary Continuance Period or that number of months until Mr. Solomita becomes eligible for reasonably comparable benefits under any future employer’s health insurance plan; (iii) payment of 100% of Mr. Solomita’s then-current discretionary cash bonus at target and payment of such bonus at target for the Salary Continuation Period; (iv) accelerated vesting as to 50% of his then-unvested option shares if any, and (v) reimbursement for up to $10,000 of expenses incurred in obtaining new employment, provided Mr. Solomita submits evidence that is satisfactory to us that the amount involved was expended and related to obtaining new employment.

For the purposes of the Solomita Employment Agreement, ‘‘Cause’’ means any grounds entitling the Board to summarily dismiss Mr. Solomita.

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For purposes of the Solomita Employment Agreement, ‘‘Resignation for Good Reason’’ means, Mr. Solomita’s resignation as a result of, and within 30 days following, (i) a change in Mr. Solomita’s position such that he is not a corporate officer of the Company (or a successor company in the event of a Change of Control), (ii) a significant and substantial reduction in Mr. Solomita’s job, duties, or responsibilities in a manner that is substantially and materially inconsistent with the position, duties, or responsibilities held by Mr. Solomita immediately before such reduction, (iii) any reduction in Mr. Solomita’s base salary other than in connection with and consistent with a general reduction of all officer base salaries; or (iv) a relocation of Mr. Solomita’s work location to a location more than 50 kilometers away from the current location provided such change increases Mr. Solomita’s commute by 25 kilometers or 30 minutes.

The Solomita Employment Agreement prohibits Mr. Solomita from engaging in certain activities which compete with our business, seeking to recruit our employees or disclosing any of our trade secrets or otherwise confidential information. The foregoing description of the Solomita Employment Agreement is a summary and is qualified in its entirety by the text of the Solomita Employment Agreement, as amended, a copy of which is as an exhibit to our Annual Report on Form 10-K for the fiscal year ended February 28, 2017 filed with the Securities and Exchange Commission on May 30, 2017.

Mr. Frank Zitella

On October 20, 2017, our wholly-owned subsidiary, Loop Canada Inc., entered into an employment agreement with no term, to commence on November 8, 2017, with Frank Zitella, our Chief Financial Officer, such agreement referred to as the Zitella Employment Agreement.

Pursuant to the Zitella Employment Agreement, Mr. Zitella receives an annual base salary of $218,400 and participates in our employee benefit plans. In addition, Mr. Zitella is eligible to receive an annual discretionary cash bonus (the ‘‘Bonus’’). The Bonus is entirely discretionary, and there is no guarantee of a Bonus in any year. Any Bonus earned for any calendar year shall be paid in the immediately following calendar year, as soon as practicable after our audited financial statements for the year for which the Bonus is earned have been released.

In the event of a ‘‘Change of Control’’ (as defined in the Zitella Employment Agreement), all of Mr. Zitella’s unvested options, shares, or other equity will immediately vest.

If Mr. Zitella’s employment is terminated by the Company or a successor entity without ‘‘Serious Reason’’ (as defined in the Zitella Employment Agreement) or by Mr. Zitella’s ‘‘Resignation for Good Reason’’ (as defined in the Zitella Employment Agreement), Mr. Zitella will receive the Separation Package (as defined in the Zitella Employment Agreement and referred to herein under ‘‘Potential Payments upon Termination or Change of Control’’).

For the purposes of the Zitella Employment Agreement, ‘‘Serious Reason’’ means a serious reason pursuant to Article 2094 of the Civil Code of Quebec and includes, without limitation, (a) Mr. Zitella’s breach of a material term of the Zitella Employment Agreement; (b) Mr. Zitella’s conviction of a criminal offence involving fraud or dishonesty, or which otherwise adversely impacts the reputation of the Company; (c) Mr. Zitella directly or indirectly making personal profit out of or in connection with a transaction or business opportunity to which the Company is involved or otherwise associated with, without making disclosure to and seeking the prior written consent of the Company; (d) Mr. Zitella’s failure to comply with any Company rules or policies of a material nature; (e) Mr. Zitella’s continued failure to substantially perform his job duties; (f) any actions or omissions on Mr. Zitella’s part constituting gross misconduct or negligence in connection with the business of the Company.

For purposes of the Zitella Employment Agreement, ‘‘Resignation for Good Reason’’ means, Mr. Zitella’s resignation as a result of: (i) a significant and substantial reduction in Mr. Zitella’s job, duties, or responsibilities in a manner that is substantially and materially inconsistent with the position, duties, or responsibilities held by Mr. Zitella immediately before such reduction, (ii) any reduction in Mr. Zitella’s base salary other than in connection with and consistent with a general reduction of all officer base salaries; or (iii) a relocation of Mr. Zitella’s work location to a location more than 50 kilometers away from the current location provided such change increases Mr. Zitella’s commute by 25 kilometers or 30 minutes. In each case, Mr. Zitella shall give written notice to us of such event and allow us a reasonable period to cure such event.

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As required by the Zitella Employment Agreement, Mr. Zitella has signed and agreed to be bound by a Non-Competition, Non-Solicitation and Non-Disparagement Agreement. The foregoing description of the Zitella Employment Agreement is a summary and is qualified in its entirety by the text of the Zitella Employment Agreement, a copy of which is as an exhibit to our Quarterly Report on Form 10-Q for the quarter ended November 30, 2017. An amended version of this filing was filed with the Securities and Exchange Commission on January 12, 2018.

Ms. Antonella Penta

On September 26, 2017, our wholly-owned subsidiary, Loop Canada Inc., entered into an employment agreement with no term, to commence on October 9, 2017, with Antonella Penta, Vice President and General Counsel, such agreement referred to as the Penta Employment Agreement.

Pursuant to the Penta Employment Agreement, Ms. Penta receives an annual base salary of $234,000 and participates in our employee benefit plans. Ms. Penta is entitled to a minimum bonus (the ‘‘Minimum Bonus’’) in the amount of 10% of her base salary. The Minimum Bonus is payable in respect of each calendar year on or before December 15 of each year. In addition, Ms. Penta is eligible to receive an annual discretionary cash bonus (the ‘‘Discretionary Bonus’’). The Discretionary Bonus is entirely discretionary, and there is no guarantee of a Discretionary Bonus in any year. Any Discretionary Bonus earned for any calendar year shall be paid in the immediately following calendar year, as soon as practicable after our audited financial statements for the year for which the Discretionary Bonus is earned have been released.

In the event of a ‘‘Change of Control’’ (as defined in the Penta Employment Agreement), all of Ms. Penta’s unvested options, shares, or other equity will immediately vest.

If Ms. Penta’s employment is terminated by the Company or a successor entity without ‘‘Serious Reason’’ (as defined in the Penta Employment Agreement) or by Ms. Penta’s ‘‘Resignation for Good Reason’’ (as defined in the Penta Employment Agreement), Ms. Penta will receive the Separation Package (as defined in the Penta Employment Agreement and referred to herein under ‘‘Potential Payments upon Termination or Change of Control’’).

For the purposes of the Penta Employment Agreement, ‘‘Serious Reason’’ means a serious reason pursuant to Article 2094 of the Civil Code of Quebec and includes, without limitation, (a) Ms. Penta’s breach of a material term of the Penta Employment Agreement; (b) Ms. Penta’s conviction of a criminal offence involving fraud or dishonesty, or which otherwise adversely impacts the reputation of the Company; (c) Ms. Penta directly or indirectly making personal profit out of or in connection with a transaction or business opportunity to which the Company is involved or otherwise associated with, without making disclosure to and seeking the prior written consent of the Company; (d) Ms. Penta’s failure to comply with any Company rules or policies of a material nature; (e) Ms. Penta’s continued failure to substantially perform her job duties; (f) any actions or omissions on Ms. Penta’s part constituting gross misconduct or negligence in connection with the business of the Company.

For purposes of the Penta Employment Agreement, ‘‘Resignation for Good Reason’’ means, Ms. Penta’s resignation as a result of: (i) a significant and substantial reduction in Ms. Penta’s job, duties, or responsibilities in a manner that is substantially and materially inconsistent with the position, duties, or responsibilities held by Ms. Penta immediately before such reduction, (ii) any reduction in Ms. Penta’s base salary other than in connection with and consistent with a general reduction of all officer base salaries; or (iii) a relocation of Ms. Penta’s work location to a location more than 50 kilometers away from the current location provided such change increases Ms. Penta’s commute by 25 kilometers or 30 minutes. In each case, Ms. Penta shall give written notice to us of such event and allow us a reasonable period to cure such event.

As required by the Penta Employment Agreement, Ms. Penta has signed and agreed to be bound by a Non-Competition, Non-Solicitation and Non-Disparagement Agreement. The foregoing description of the Penta Employment Agreement is a summary and is qualified in its entirety by the text of the Penta Employment Agreement, a copy of which is as an exhibit to our Annual Report on Form 10-K for the fiscal year ended February 28, 2018.

Mr. Nelson Switzer

On April 10, 2018, our wholly-owned subsidiary, Loop Canada Inc., entered into an employment agreement with no term, to commence on May 14, 2018, with Mr. Nelson Switzer, our Chief Growth Officer, such agreement referred to as the Switzer Employment Agreement.

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Pursuant to the Switzer Employment Agreement, Mr. Switzer receives an annual base salary of $300,000 and participates in our employee benefit plans. Mr. Switzer is entitled to certain annual and long-term incentive awards based on performance metrics to be established yearly (the ‘‘Performance Bonus’’). Goals for Performance Bonuses will be set early in each fiscal year. In addition, Mr. Switzer is entitled to a one-time grant of time vesting restricted stock units as at the date of hire. This restricted stock unit award will vest one-third per year starting on May 16, 2019 and vesting fully on May 16, 2021.

In the event of a termination of the Switzer Employment Agreement without Serious Reason (as defined below) or Resignation for Good Reason (as defined below) within two years of a Change of Control (as defined in the Switzer Employment Agreement), all of Mr. Switzer’s unvested options, shares or other equity shall immediately vest.

If Mr. Switzer’s employment is terminated by the Company or a successor entity without ‘‘Serious Reason’’ (as defined in the Switzer Employment Agreement) or by Mr. Switzer’s ‘‘Resignation for Good Reason’’ (as defined in the Switzer Employment Agreement), Mr. Switzer will receive the Separation Package (as defined in the Switzer Employment Agreement and referred to herein under ‘‘Potential Payments upon Termination or Change of Control’’).

For the purposes of the Switzer Employment Agreement, ‘‘Serious Reason’’ means a serious reason that would constitute just cause by the common law of the Province of Ontario.

For purposes of the Switzer Employment Agreement, ‘‘Resignation for Good Reason’’ means, means Mr. Switzer’s resignation as a result of: (i) a significant and substantial reduction in Mr. Switzer’s job, duties, or responsibilities in a manner that is substantially and materially inconsistent with the position, duties, or responsibilities held by Mr. Switzer immediately before such reduction; or (ii) any reduction in Mr. Switzer’s base salary, other than in connection with and consistent with a general and minimal reduction of all executive base salaries or in the annual and equity incentives set forth herein.

As required by the Switzer Employment Agreement, Mr. Switzer has signed and agreed to be bound by a Non-Solicitation and Non-Disparagement Agreement. The foregoing description of the Switzer Employment Agreement is a summary and is qualified in its entirety by the text of the Switzer Employment Agreement, a copy of which will be filed as an exhibit to our Quarterly Report on Form 10-Q for the fiscal quarter ended May 31, 2018.

401(k) Plan

We had no 401(k) Plan in which the Named Executive Officers participated during fiscal 2018.

Pension Benefits and Nonqualified Deferred Compensation

We had no pension plans or nonqualified deferred compensation arrangements in which the Named Executive Officers participated during fiscal 2018.

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Outstanding Equity Awards at Fiscal Year-End

The following table sets forth all outstanding equity awards held by each Named Executive Officer as at February 28, 2018. For purposes of valuing the outstanding awards, the amounts below are based on a per share price of $12.26 for our common stock, which was the closing market price of the common stock as reported on the NASDAQ Global Select Market on February 28, 2018, the last business day of the fiscal year.

		Option Awards					Stock Awards
	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Equity incentive plan awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price		Option Expiration	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
Name	(#)	(#)	(#)	($)		Date	(#)	($)	(#)	($)

Daniel Solomita	—	—	—	$		—	—		—	$
Frank Zitella	—	200,000	80,000		$13.89	11/08/2027	—		$—	$
Antonella Penta	125,000	125,000	—		$13.49	10/16/2027	—		$—	$
D. Jennifer Rhee	—	—	—	$		—	—		$—	$
Cesar Contla	12,500	—	—		$3.00	06/01/2018	—		$—	$

Potential Payments upon Termination or Change of Control

In the event of a Change of Control of the Company and termination without Cause or Resignation for Good Reason, the Solomita Employment Agreement provides that Mr. Solomita will receive payment for all salary and unpaid vacation accrued as at the date of his termination of employment, and, in addition, Mr. Solomita will be entitled to receive certain other severance benefits.

In the event of a Change of Control of the Company, the Zitella Employment Agreement provides for the immediate vesting of all unvested options, shares or other equity incentives. In the event of termination without Serious Reason or a Resignation for Good Reason, Mr. Zitella shall receive a Separation Package equal to the greater of (a) one month of his then-current base salary per year of service or (b) six months’ then-current base salary.

In the event of a Change of Control of the Company, which includes a change of Chief Executive Officer, a termination without Serious Reason or a Resignation for Good Reason, the Penta Employment Agreement provides for 24 months base salary. In the event of a change in control, all of Ms. Penta’s unvested options, shares or other equity incentives shall immediately vest.

In the event of a Change of Control of the Company which results in termination without Serious Reason or Resignation for Good Reason within two years of the Change of Control, the Switzer Employment Agreement provides for the immediate vesting of all unvested options, shares or other equity incentives. In the event of termination without Serious Reason or Resignation for Good Reason, Mr. Switzer shall receive a Separation Package equal to (a) 10 months of the then-current base salary for the first year of service; (b) one month of the then-current base salary for each additional year of service; (c) for a maximum of no more than 18 months.

Equity Incentive Compensation Plan

On July 6, 2017, we adopted the 2017 Equity Incentive Plan (the ‘‘Plan’’). The Plan permits the granting of options to employees, directors and consultants of the Company. A total of 3,000,000 shares of common stock were reserved for issuance under the Plan with an automatic share reserve increase, as defined in the Plan, effective commencing March 1, 2018. The Plan is administered by the Board, who designates eligible participants to be included under the Plan, the number of stock options granted, the share price pursuant to the stock options and the vesting conditions and period. The options, when granted, will have an exercise price of no less than the estimated fair value of shares at the date of grant and a life not exceeding 10 years from the grant date. However, where a participant, at the time of the grant, owns stock representing more than 10% of the voting power of the Company, the life of the option will not exceed 5 years.

During the period ended February 28, 2018, we issued a total of 2,310,000 warrants of which 1,230,000 were covered under the plan and 34,102 restricted stock units which were covered under the plan.

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We issued 5 warrants to 4 employees, covered under the Plan to purchase up to 1,230,000 shares of our common stock, in aggregate, at an exercise price between $12.00 and $13.89 per share with a contractual life of 10 years. These warrants vest 300,000 units immediately and, the balance, monthly or annually in equal amounts over periods ranging from 24 to 60 months, beginning between September 14, 2017 and November 8, 2017. Collectively, they have a grant date fair value of $12,341,415 as determined by a Black Scholes option pricing model and will be amortized over the vesting period. In addition, a warrant to purchase up to 80,000 additional shares of our common stock will vest when certain milestones are achieved. This warrant had a grant date fair value of $771,536 as determined by a Black Scholes option pricing model and amortization will commence when it is probable that the milestones will be achieved.

We issued 5 warrants to 3 employees, not covered under the Plan to purchase up to 1,080,000 shares of our common stock, in aggregate, at an exercise price of $5.25 per share. Of these, 2 warrants to purchase up to 550,000 shares of our common stock, in aggregate, were forfeited in the period ended February 28, 2018. The warrants to purchase up to an aggregate of 380,000 and 100,000 shares of our common stock, respectively, each vest quarterly in equal amounts over 48 and 24 months, respectively, beginning on June 13, 2017 and July 24, 2017, respectively, and each have a contractual life of 10 years. These warrants collectively have a grant date fair value of $4,786,142 as determined by a Black Scholes option pricing model and will be amortized over the vesting period. In addition, a warrant to purchase up to 50,000 additional shares of our common stock will vest when certain milestones are achieved. This warrant had a grant date fair value of $479,885 as determined by a Black Scholes option pricing model and amortization will commence when it is probable that the milestones will be achieved.

The warrants grant date fair value were determined by a Black Scholes option pricing model with the following assumptions:

Risk-free interest rate	1.46 to 2.15%
Expected dividend yield	0%
Expected volatility	80.02 to 94.00%
Expected life	3 to 6 years

During the year ended February 28, 2018, the Company amended the terms of warrants to purchase up to 702,452 shares of our common stock which were originally issued on December 1, 2015 to three employees. The amendment extended the expiry date of the warrants to November 30, 2025 from November 30, 2017.

Recognition of these costs amounted to $6,281,319 and $135,670 for the years ended February 28, 2018 and 2017, respectively, and are included in operating expenses. As at February 28, 2018 and 2017, the unamortized balance of these costs was $14,753,072 and $394,523, respectively. The aggregate intrinsic value of the warrants outstanding as at February 28, 2018 and 2017 was $10,912,898 and $5,921,500, respectively, calculated as the difference between the closing market price of $12.26 and $5.50 and the exercise price of the Company’s warrants as at February 28, 2018 and 2017.

During the year ended February 28, 2018, the Company issued, under the Equity Incentive Plan, four restricted stock unit awards to directors of the Company to earn up to 34,102 shares of common stock, in aggregate. The restricted stock units vest upon completion of services, on May 31, 2018. These restricted stock units have a grant date fair value of $443,326, based on the closing market price of the Company’s common stock on the date of grant, reduced by the present value of the estimated future dividends during the vesting period in which the restricted stock rights holder will not participate. The weighted average grant date fair value of the restricted stock units was $13.00 and no dividends are expected during the vesting period. Recognition of these costs amounted to $265,994 for the year ended February 28, 2018 and are included in operating expenses. As at February 28, 2018, the unamortized balance of these costs was $177,332.

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Equity Compensation Plan Information

As at February 28, 2018, there were 1,794,102 shares of our common stock subject to issuance upon the exercise of outstanding stock options, warrants and rights under all of our equity compensation plans referred to in the table below, at a weighted average exercise price of $10.28 per share, and with a weighted average remaining term of 9.39 years. As at February 28, 2018, there were no shares of our common stock subject to full value awards outstanding. As at February 28, 2018, there were 1,735,898 shares of our common stock available for issuance under our equity compensation plans.

The following table provides information as at February 28, 2018 with respect to the shares of common stock that may be issued under our equity compensation plans.

	(a) Number of Securities to be Issued Upon Exercise of Options	(b) Weighted Average Exercise Price of Outstanding Options	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity compensation plans not approved by shareholders	1,264,102	$12.39	1,735,898
Equity compensation plans approved by shareholders	530,000	$5.25	—
Total equity compensation plans	1,794,102	$10.28	1,735,898

Other Employee Benefits and Perquisites and Retirement Plans

We offer a number of other benefits to our employees, including our executive officers, including vacation, medical, dental and vision insurance, long-term and short-term disability insurance, and life and accidental death and dismemberment insurance.

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TRANSACTIONS WITH RELATED PERSONS

Our Board of Directors has adopted a written related party transactions policy. All transactions required to be reported pursuant to Item 404 of Regulation S-K are subject to approval by the Audit Committee of our Board of Directors. In furtherance of relevant NASDAQ rules and our commitment to corporate governance, the charter of the Audit Committee provides that the Audit Committee shall review and approve any proposed related party transactions including, transactions required to be reported pursuant to Item 404 of Regulation S-K. The Company is also required by NASDAQ Rule 5250(b)(3) to disclose all agreements and arrangements between any director or nominee for director, and any person or entity other than the Company, relating to compensation or other payment in connection with such person’s candidacy or service as a director of the Company. The Company is not aware of any such agreements.

In evaluating transactions with related parties, our Audit Committee considers all of the available material facts and circumstances of a related person transaction, including: the direct and indirect interests of the related persons; in the event the related person is a director or nominee for director (or immediate family member of a director or an entity with which a director is affiliated), the impact that the transaction will have on a director’s or nominee for director’s independence; the risks, costs and benefits of the transaction to us; and whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances.

Transactions and Relationships with Directors, Director Nominees, Executive Officers and Five Percent Stockholders

We believe that, except as disclosed below, there have not been any transaction or series of transactions during fiscal 2018 to which we were or are to be a participant in which the amount involved exceeds $120,000 and in which any director, nominee for director, executive officer or holder of more than five percent of our Common Stock, or members of any such person’s immediate family, had or will have a direct or indirect material interest, other than compensation described in this section and the sections titled ‘‘Executive Compensation, Management and Other Information,’’ or ‘‘Director Compensation’’ elsewhere in this proxy statement.

Mr. Daniel Solomita, our majority stockholder and CEO, or companies controlled by him, previously made advances to the Company. The advances were unsecured, non-interest bearing with no formal terms of repayment. As at February 28, 2017, we owed $278,472 to Daniel Solomita or companies controlled by him under advances made to the Company, and we owed Mr. Solomita $360,000 in accrued compensation, for an aggregate debt of $638,472. This was the largest aggregate amount of principal outstanding during fiscal year 2018. During the fiscal year ended February 28, 2018, we repaid to Mr. Solomita or companies controlled by him, as applicable, an aggregate amount of $638,472. We did not pay interest on any of these repayments. As at May 4, 2018, we do not owe any money to Mr. Solomita or entities controlled by him.

We believe that this loan from Mr. Solomita was on terms no less favorable to us than would have been available from unrelated third parties.

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PROPOSAL TWO

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

On August 16, 2017, the Audit Committee approved the appointment of PricewaterhouseCoopers LLP (‘‘PwC’’) as our independent registered public accounting firm for the fiscal years ended February 28, 2018 and February 28, 2019. The selection and engagement of PwC as our independent registered public accounting firm was approved by the Board on August 16, 2017, effective as at August 16, 2017. During the two fiscal years ended February 28, 2017 and February 28, 2016, and the subsequent interim period preceding the selection of PwC, we did not consult with PwC regarding: (1) the application of accounting principles to a specified transaction, either completed or proposed; (2) the type of audit opinion that might be rendered on our financial statements, and PwC did not provide any written report or oral advice that PwC concluded was an important factor considered by us in reaching a decision as to any such accounting, auditing or financial reporting issue; or (3) any matter that was either the subject of a disagreement with Weinberg on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure or the subject of a reportable event.

A representative of PwC may be present at the 2018 Annual Meeting to make a statement if he or she desires to do so, and such representative is expected to be available to respond to appropriate questions. The stockholders are being asked to ratify the appointment of PwC as our independent registered public accounting firm for the fiscal year ending February 28, 2019.

Weinberg & Company, P.A. (‘‘Weinberg’’) was previously engaged as our independent registered public accounting firm by the Audit Committee from April 4, 2016 to August 16, 2017 and audited our financial statements for the fiscal years ended February 28, 2017 and February 29, 2016. A representative of Weinberg is not expected to be present at the 2018 Annual Meeting.

On August 16, 2017, we dismissed Weinberg as our independent registered public accounting firm. The Audit Committee of our Board recommended such dismissal and our Board approved the dismissal, effective as at August 16, 2017.

Weinberg’s audit reports on the Company’s consolidated financial statements as at and for the fiscal years ended February 28, 2017 and February 29, 2016 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles, except that Weinberg’s audit report dated June 15, 2016 on the February 29, 2016 consolidated financial statements contained an explanatory paragraph expressing substantial doubt regarding the Company’s ability to continue as a going concern. On January 4, 2018, upon the recommendation of our Audit Committee, our Board determined that we would restate our audited consolidated financial statements for the year ended February 28, 2017 and our unaudited consolidated financial statements for the quarters ended May 31, 2017 and August 31, 2017. We filed amended periodic filings for all relevant periods with the SEC on January 12, 2018.

During the two fiscal years ended February 28, 2017 and February 29, 2016 and the subsequent interim period through August 16, 2017, there were (i) no disagreements between the Company and Weinberg on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which, if not resolved to the satisfaction of Weinberg, would have caused Weinberg to make reference thereto in their reports on the consolidated financial statements for such years, and (ii) no ‘‘reportable events’’ as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

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Audit Fees During Fiscal Years 2018 and 2017

The following table sets forth the approximate aggregate fees paid by us to PwC during the fiscal year ended February 28, 2018 and 2017 and to Weinberg during the fiscal years ended February 28, 2018 and 2017.

	Fiscal 2018	Fiscal 2017
Audit Fees(1)	$208,075	$121,343
Audit-Related Fees(2)
Tax Fees(3)	862	25,804
All Other Fees(4)	—	—
Total Fees	$208,937	$147,147

______________

(1)	Audit Fees. This category represents fees billed for professional services rendered by the principal accountant for the audits of the registrant’s annual financial statements and internal controls over financial reporting, review of the interim financial statements included in the registrant’s quarterly reports on Form 10-Q, and services that are normally provided by the accountant in connection with statutory audits and other SEC filings or engagements. Fees paid to PwC in fiscal years 2018 and 2017 amounted to $144,480 and $nil, respectively. Fees paid to Weinberg in fiscal years 2018 and 2017 amounted to $63,595 and $121,343, respectively.
(2)	Audit-Related Fees. This category represents fees billed for assurance and related services by the principal accountant that are reasonably related to the performance of the audit or review of registrant’s financial statements, primarily related to accounting consultations and related to accounting, financial reporting or disclosure matters not classified as ‘‘Audit Fees’’.
(3)	Tax Fees. This category represents fees billed for professional services rendered by the principal accountant for tax compliance in certain international jurisdictions, tax advice and tax planning. Fees paid to PwC in fiscal years 2018 and 2017 amounted to $nil for both fiscal years. Fees paid to Weinberg in fiscal years 2018 and 2017 amounted to $862 and $25,804, respectively.
(4)	All Other Fees. This category represents the aggregate fees billed for any other products and services provided by the principal accountant.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

The Sarbanes-Oxley Act of 2002 and the auditor independence rules of the SEC require all independent registered public accounting firms that audit issuers to obtain pre-approval from their respective audit committees in order to provide professional services without impairing independence. As such, our Audit Committee has a policy and has established procedures by which it pre-approves all audit and other permitted professional services to be provided by our independent registered public accounting firm.

Our audit committee’s policy is to pre-approve all audit and permissible non-audit services provided by the independent accountants. These services may include audit services, audit-related services, tax services and other services. Our audit committee generally pre-approves particular services or categories of services on a case-by-case basis. The independent registered public accounting firm and management are required to periodically report to our audit committee regarding the extent of services provided by the independent registered public accounting firm in accordance with these pre-approvals, and the fees for the services performed to date. On January 9, 2018, the Audit Committee approved the Audit and Non-Audit Services Pre-Approval Policy (‘‘Pre-Approval Policy’’) effective for the fiscal year ended February 28, 2018. All the fees paid to PwC in the fiscal year ended February 28, 2018 in the table entitled ‘‘Audit Fees During Fiscal Years 2018 and 2017’’ were approved by the Audit Committee using the Pre-Approval Policy. The fees paid to Weinberg in fiscal years 2018 and 2017 were not approved by the Audit Committee using the Pre-Approval Policy. Of the expenses tabulated in the table entitled ‘‘Audit Fees During Fiscal Years 2018 and 2017,’’ 25% were approved by the Audit Committee using the pre-approval policies and procedures described herein. Of the fees paid in fiscal year 2018, 38% were approved by the Audit Committee using the pre-approval policies and procedures described herein. Of the fees paid in fiscal year 2017, none were approved by the Audit Committee using the pre-approval policies and procedures described herein.

Required Vote & Recommendation of the Board

Unless marked to the contrary, proxies received will be voted ‘‘FOR’’ approval of the ratification of the appointment of PwC as our independent registered public accounting firm for the fiscal year ending February 28, 2019.

THE LOOP BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT LOOP

STOCKHOLDERS VOTE ‘‘FOR’’ RATIFICATION OF APPOINTMENT OF

PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM.

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AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors is responsible for providing an independent, objective review of our accounting functions and internal controls. During the fiscal year ended February 28, 2018, the Audit Committee was comprised of Ms. Murphy and Messrs. Danks and Stubina, each of whom is independent within the meaning of the listing standards of the NASDAQ Stock Market, and was governed by a written charter first adopted and approved by the Board of Directors. As at May 10, 2018, the Audit Committee was comprised of Ms. Murphy and Messrs. Higgins and Stubina, who reviewed the Audit Committee Report for the fiscal year ended February 28, 2018. A copy of our Audit Committee Charter is available on our website at http://www.loopindustries.com/assets/docs/Audit_Committee_Charter.pdf. The Audit Committee met 5 times during fiscal 2018.

In connection with our audited financial statements for the fiscal year ended February 28, 2018, on May 10, 2018, the Audit Committee (1) reviewed and discussed the audited financial statements with management, (2) discussed with the independent registered public accounting firm the matters required to be discussed by Auditing Standard No. 16, Communications with Audit Committees, as currently in effect and as adopted by the Public Company Accounting Oversight Board (‘‘PCAOB’’), and (3) received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountants communications with the audit committee concerning independence and discussed the independent registered public accounting firm’s independence with the independent registered public accounting firm.

The Audit Committee has considered and determined that the provision of the services other than audit services referenced above is compatible with maintenance of the auditor’s independence. Based upon these reviews and discussions, the Audit Committee recommended to the Board of Directors, and the Board of Directors approved, that our audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended February 28, 2018 for filing with the SEC.

The Audit Committee:
Leslie Murphy, Chairman
Shaun Higgins
Jay Stubina

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our Common Stock and Series A Preferred Stock as at May 4, 2018, as to (1) each person (or group of affiliated persons) who is known by us to own beneficially more than 5% of our Common Stock; (2) each of our directors and nominees; (3) each Named Executive Officer; and (4) all of our directors and executive officers as a group.

The amounts and percentages of our Common Stock and Series A Preferred Stock beneficially owned are reported on the basis of the regulations of the SEC governing the determination of beneficial ownership of securities. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or to direct the voting of such security, or investment power, which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has the right to acquire beneficial ownership within 60 days.

Holders of our Common Stock and Series Preferred Stock vote together as a single class. The one share of Series A Preferred Stock issued to Mr. Solomita holds a majority of the total voting power so long as Mr. Solomita holds not less than 7.5% of the issued and outstanding shares of our common stock, assuring that Mr. Solomita retains control even if his presently-held 55% of the issued and outstanding shares of our common stock is diluted to a level below a majority.

Subject to the paragraph above, percentage ownership of outstanding shares is based on 33,769,909 shares of Common Stock outstanding and one share of Series A Preferred Stock outstanding as at May 4, 2018.

Name and Address of Beneficial Owner	Shares of Common Stock	Percent of Common Stock	Shares of Series A Preferred Stock	Percent of Preferred Stock	Combined Voting Shares	Combined Voting Power
Daniel Solomita(1)	19,600,000	56.37%	1	100%	63,715,545	80.77%
Frank Zitella	—	—	—	—	—	—
Antonella Penta	150,000	*	—	—	150,000	*
Donald Danks(2)	1,413,560	4.18%	—	—	1,413,560	1.81%
Jay Stubina(3)	84,560	*	—	—	84,560	*
Laurence Sellyn	1,695	*	—	—	1,695	*
Leslie Murphy(4)	8,774	*	—	—	8,774	*
Shaun Higgins(4)	6,208	*	—	—	6,208	*
Cesar Contla(5)	12,500	*	—	—	12,500	*
D. Jennifer Rhee	—	—	—	—	—	—
All Directors and Executive Officers as a Group (10 persons)	21,277,297	60.56%	1	100%	65,392,842	82.58%

_____________

*	Represents beneficial ownership of less than one percent of the outstanding shares of our common stock.
(1)	For so long as Mr. Solomita holds not less than 7.5% of the issued and outstanding shares of our common stock, the share of Series A Preferred Stock shall have a majority of the voting power which is equal to 44,115,545 voting shares as at May 4, 2018.
(2)	Comprised of (i) 854,000 held by the Danks Family Trust, (ii) 500,000 shares held by The Entrust Group FBO Donald Linn Danks IRA 7230012473, (iii) 25,000 shares held by each of Andrew Danks and Aaron Danks and (iv) 9,560 restricted stock units granted to Donald Danks in his functions as Director which fully vest on May 31, 2018.
(3)	Comprised of 75,000 shares of our common stock held by Jay Stubina, 6337708 Canada Inc., a corporation duly formed and existing under the laws of Canada and controlled by Jay Stubina and 9,560 restricted stock units granted to Jay Stubina in his functions as Director which fully vest on May 31, 2018.
(4)	These units represent restricted stock units granted to the Directors which fully vest on May 31, 2018.
(5)	Includes 12,500 shares of common stock underlying a warrant that is exercisable and will expire June 1, 2018.

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PROPOSAL THREE

ADVISORY VOTE ON EXECUTIVE COMPENSATION

Pursuant to Section 14A of the Exchange Act, which was put in place by the Dodd-Frank Act, we are providing shareholders with a vote to approve, on an advisory basis, the compensation of our Named Executive Officers as disclosed in this Proxy Statement in accordance with SEC rules. The advisory vote on executive compensation described in this proposal is commonly referred to as a ‘‘say-on-pay’’ vote. As a result of the vote of our shareholders to Proposal Four at this Annual Meeting, we will be required to provide our shareholders the opportunity to vote to approve, on an advisory basis, the compensation of our Named Executive Officers every one year, two years or three years. We will then hold the next such vote at the 2019 Annual Meeting, the 2020 Annual Meeting, or the 2021 Annual Meeting, respectively.

The principal objectives of our executive compensation program are:

•	To attract and retain executive officers with the skills, experience and motivation to enable us to achieve our stated objectives;

•	To provide a mix of current, short-term and long-term compensation to achieve a balance between current income and long-term incentive opportunity and promote focus on both annual and multi-year business objectives;

•	To align total compensation with the performance commitments we seek for our shareholders, including, long-term growth in revenue and EPS;

•	To allow executive officers who demonstrate consistent performance over a multi-year period to earn above-average compensation when we achieve above-average long-term performance;

•	To be affordable and appropriate in light of our size, strategy and anticipated performance; and

•	To be straightforward and transparent in its design, so that shareholders and other interested parties can clearly understand all elements of our compensation programs, individually and in the aggregate.

This proposal gives our shareholders the opportunity to express their views on the overall compensation of our Named Executive Officers and the philosophy, policies and practices described in this Proxy Statement. For the reasons discussed above, we are asking our shareholders to indicate their support for our executive compensation by voting FOR, on an advisory basis, the compensation of our Named Executive Officers, as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission (which disclosure includes the Summary Compensation Table and the other related tables and disclosure).

The say-on-pay vote is an advisory vote only, and therefore it will not bind us or our Board of Directors or our Compensation Committee. However, the Board of Directors and the Compensation Committee will consider the voting results as appropriate when making future decisions regarding executive compensation.

Required Vote & Recommendation of the Board

If a quorum is present, in order to approve the advisory vote on executive compensation, the number of votes cast in favor of the proposal must exceed the number of votes cast opposing the proposal. Abstentions and broker non-votes are counted for purposes of determining whether a quorum exists at the Annual Meeting but will have no effect on the determination of the outcome of this proposal.

THE LOOP BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT LOOP

STOCKHOLDERS VOTE ‘‘FOR’’ THE APPROVAL OF THE ADVISORY RESOLUTION RELATING

TO THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

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PROPOSAL FOUR

ADVISORY VOTE ON THE FREQUENCY WITH WHICH AN

ADVISORY VOTE ON EXECUTIVE COMPENSATION SHOULD BE HELD

Section 14A of the Exchange Act, which was put in place by the Dodd-Frank Act, requires us to include in our proxy statement the say-on-pay vote described in the previous proposal not less frequently than once every three years. Section 14A also requires us to provide shareholders, at least every six years, with the opportunity to vote on whether the say-on-pay vote should be held every year, every two years or every three years. Our shareholders have not yet voted on the frequency with which an advisory vote on executive compensation should be held.

After careful consideration of this proposal and feedback from our shareholders, the Board has determined that we should hold a say-on-pay vote every year. In formulating its recommendation, the Board considered that compensation decisions are made annually and that an annual advisory vote on executive compensation will allow shareholders to provide more frequent and direct input on our compensation philosophy, policies and practices.

Shareholders are not voting to approve or disapprove of the Board’s recommendation. Instead, the proxy card provides shareholders with four choices with respect to this proposal: every year, every two years, every three years or abstaining from voting on the proposal. For the reasons discussed above, we are asking our shareholders to vote for a frequency of EVERY YEAR when voting on this proposal at the Annual Meeting.

This vote is an advisory vote only, and therefore it will not bind us or our Board of Directors or our Compensation Committee. However, the Board and the Compensation Committee will consider the voting results as appropriate when adopting a policy on the frequency of future say-on-pay votes.

Required Vote & Recommendation of the Board

The option of every year, every two years or every three years that receives the highest number of votes cast by shareholders will be the frequency for the advisory vote on executive compensation that has been selected by shareholders. However, because this vote is advisory and not binding on the Board of Directors in any way, the Board may decide that it is in the best interests of our shareholders and the Company to hold an advisory vote on executive compensation more or less frequently than the option approved by our shareholders.

THE LOOP BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT LOOP

STOCKHOLDERS VOTE FOR HOLDING AN ADVISORY VOTE ON

EXECUTIVE COMPENSATION ‘‘EVERY YEAR’’.

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OTHER MATTERS

As at the date of this proxy, management knows of no business or nominations that will be presented for consideration at the 2018 Annual Meeting other than as stated in the Notice of Meeting. If any other business is properly brought before the 2018 Annual Meeting, shares subject to proxies will be voted, to the extent permitted by the rules and regulations of the Securities and Exchange Commission, in accordance with the discretion of the persons voting such proxies.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act and the rules of the SEC thereunder require our executive officers, directors and certain stockholders who beneficially own more than 10% of our common stock to file reports of ownership and changes in ownership of our Common Stock with the SEC. Based solely on a review of the copies of such reports furnished to us and representations that no other reports were required during the fiscal year ended February 28, 2018, we believe that nearly all of our Section 16 filings for our directors, officers and beneficial owners of more than 10% of our Common Stock were filed after the applicable deadlines during the fiscal year ended February 28, 2018. The Company has since updated internal policies and procedures to ensure that Section 16 reports are timely filed in the future.

HOUSEHOLDING OF ANNUAL MEETING MATERIALS

Some banks, brokers and other nominee record holders may participate in the practice of ‘‘householding’’ proxy statements and their accompanying documents. This means that only one copy of our annual report, proxy statement or Notice of Internet Availability of Proxy Materials is sent to multiple stockholders in your household. We will promptly deliver a separate copy of these documents without charge to you upon written request to Loop Industries, Inc., 480 Fernand-Poitras, Terrebonne, Quebec, Canada J6Y 1Y4 or upon telephonic request to (405) 951-8555, Attn: General Counsel. If you want to receive separate copies of our proxy statements in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker or other nominee record holder, or you may contact us at the above address and phone number.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you receive your proxy materials by mail, we encourage you to elect to receive future copies of our proxy materials by e-mail. To enroll in this program, follow the instructions included on your Notice of Internet Availability of Proxy Materials or in the proxy materials provided by your bank or broker. Enrollment in the online program will remain in effect for as long as your brokerage account is active or until enrollment is canceled. Enrolling to receive proxy materials online will save us the cost of printing and mailing documents and will reduce the environmental impact of our annual meetings.

ANNUAL REPORT ON FORM 10-K

We filed our Annual Report on Form 10-K for the fiscal year ended February 28, 2018 with the SEC on May 14, 2018. We will mail without charge, upon written request, a copy of our Annual Report on Form 10-K, excluding exhibits. Please send a written request to Investor Relations, Loop Industries, Inc., 480 Fernand-Poitras Terrebonne, Quebec, Canada J6Y 1Y4 or access the report from the ‘‘Investors’’ section of our website at http://www.loopindustries.com/en/investors/home. The Annual Report is not incorporated into this proxy statement and is not considered proxy-soliciting material.

COST OF SOLICITATION

The cost of soliciting proxies will be borne by the Company. Officers, other employees and directors may solicit proxies personally or by telephone without any addition to their regular compensation. Upon request, we will reimburse the reasonable costs incurred by brokers, banks, or other nominees for mailing proxy materials and annual shareholder reports to the beneficial owners of the shares they hold of record.

NON-SOLICITATION MATERIALS

The information contained in this Proxy Statement under the caption ‘‘Audit Committee Report’’ shall not be deemed to be ‘‘soliciting material’’ or to be ‘‘filed’’ with the SEC, nor will such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that we specifically incorporate it by reference in such filing.

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